Exhibit 99.1

                        American Banknote Corporation
                               410 Park Avenue
                          New York, NY  10022-4407



Contact: Jean Marie Young
         Director Investor Relations
         (212) 593-5700

                                               FOR IMMEDIATE RELEASE


                   AMERICAN BANK NOTE COMPANY CLOSES
   $10 MILLION CREDIT FACILITY WITH THE CIT GROUP/CREDIT FINANCE, INC.

NEW YORK, July 8, 1999 -- American Banknote Corporation (NYSE:ABN) announced today that its domestic subsidiary, American Bank Note Company, had completed a 3-Year Secured Revolving Credit facility with CIT Group/Credit Finance, Inc. with a maximum credit line of $10 million.

Morris Weissman, Chairman and Chief Executive Officer of American Banknote Corporation, commented, "We are delighted to have completed this refinancing. Clearly, this availability is a vote of confidence in the American Bank Note Company and its plans for the future."

American Banknote Corporation is a leading global full-service provider of secure transaction solutions in carefully selected markets along three major product groups: Transaction Cards & Systems, Printing Services & Document Management, and Security Printing Solutions. A combined strategy of operating along product lines and constant expansion of transaction activities worldwide reflects the rapidly changing field of electronic commerce.

Statements regarding a future restructuring or about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-look statements are specified in the Company's filings under the Securities Exchange Act of 1934, as amended, on file with the Securities and Exchange Commission.



                                 #####